UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 28, 2012
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry Into a Material Definitive Agreement.

On March 28, 2012, WSFS Financial Corporation (the “Company”) and its wholly-owned subsidiary, Wilmington Savings Fund Society, FSB (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with the United States Department of the Treasury (“Treasury”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the underwriters named therein (collectively, the “Underwriters”), with respect to the sale by Treasury and the purchase by the Underwriters of 52,625 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share (the “Preferred Stock”), at a public offering price of $915.1100 per share in an underwritten public offering.  Treasury originally acquired the Preferred Stock in January 2009 as part of the Troubled Asset Relief Program, Capital Purchase Program.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement.  These representations, warranties and covenants are not factual information to investors about the Company or the Bank.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The shares of Preferred Stock were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-157454) declared effective by the Securities and Exchange Commission on March 13, 2009 (the “Registration Statement”).  The offer and sale of the Preferred Stock are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated March 28, 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: March 28, 2012	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer